Exhibit 99.1

•Second-quarter earnings of $1.0 billion or $2.38 per share; adjusted earnings of $984 million or $2.31 per share
•$1.3 billion returned to shareholders through dividends and share repurchases
•Record Midstream NGL pipeline and fractionation volumes; synergy capture driving lower costs
•Strong Refining operations with 98% crude utilization, 86% clean product yield and lower costs

HOUSTON, July 30, 2024 – Phillips 66 (NYSE: PSX), a leading diversified and integrated downstream energy provider, announced second-quarter earnings.

"We are systematically executing on our strategic priorities, which is reflected in our second-quarter results," said Mark Lashier, chairman and CEO of Phillips 66. “Refining crude utilization was our highest in five years and we lowered our costs by nearly a dollar per barrel, reflecting the success of our business transformation efforts. In Midstream, strong results reflect record NGL volumes and increased synergy capture.”

Lashier added, “We continue to increase shareholder value through strong operating performance, disciplined capital allocation and asset portfolio optimization.”

Financial Results Summary
(in millions of dollars, except as indicated)

	2Q 2024	1Q 2024
Earnings	$1,015	748
Adjusted Earnings[1]	984	822
Adjusted EBITDA[1]	2,183	1,943
Earnings Per Share
Earnings Per Share - Diluted	2.38	1.73
Adjusted Earnings Per Share - Diluted[1]	2.31	1.90
Cash Flow From Operations	2,097	(236)
Cash Flow From Operations, Excluding Working Capital[1]	1,181	1,211
Capital Expenditures	367	628
Return of Capital to Shareholders	1,325	1,612
Share repurchases	840	1,164
Dividends paid	485	448
Cash	2,444	1,570
Debt	19,960	20,154
Debt-to-capital ratio	40%	40%
Net debt-to-capital ratio[1]	36%	38%
[1]Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

Segment Financial and Operating Highlights
(in millions of dollars, except as indicated)

	2Q 2024	1Q 2024	Change
Earnings[1]	$1,015	748	267
Midstream	767	554	213
Chemicals	222	205	17
Refining	302	216	86
Marketing and Specialties	415	366	49
Renewable Fuels	(55)	(55)	—
Corporate and Other	(340)	(322)	(18)
Income tax expense	(291)	(203)	(88)
Noncontrolling interests	(5)	(13)	8

Adjusted Earnings[1,2]	$984	822	162
Midstream	753	613	140
Chemicals	222	205	17
Refining	302	313	(11)
Marketing and Specialties	415	307	108
Renewable Fuels	(55)	(55)	—
Corporate and Other	(340)	(322)	(18)
Income tax expense	(278)	(226)	(52)
Noncontrolling interests	(35)	(13)	(22)

Adjusted EBITDA[2]	$2,183	1,943	240
Midstream	971	861	110
Chemicals	348	325	23
Refining	531	545	(14)
Marketing and Specialties	484	377	107
Renewable Fuels	(43)	(49)	6
Corporate and Other	(108)	(116)	8

Operating Highlights
Midstream NGL Fractionated Volumes (MBD)	744	679	65
Chemicals Global O&P Utilization	98%	96%	2%
Refining
Turnaround Expense ($)	100	124	(24)
Realized Margin ($/BBL)	10.01	11.01	(1.00)
Market Capture	64%	70%	(6%)
Crude Capacity Utilization	98%	92%	6%
Clean Product Yield	86%	84%	2%
Renewable Fuels Produced (MBD)	31	9	22
[1]Segment reporting is pre-tax.
[2]Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

Second-Quarter 2024 Financial Results

•Midstream second-quarter 2024 adjusted pre-tax income increased compared with the first quarter, primarily due to higher NGL volumes and margins, as well as lower costs.
•Chemicals adjusted pre-tax income increased compared with the first quarter, mainly due to higher margins, partially offset by turnaround costs.
•Refining adjusted pre-tax income decreased slightly compared with the first quarter, primarily due to lower market crack spreads, partially offset by higher volumes and lower costs.
•Marketing and Specialties adjusted pre-tax income increased compared with the first quarter, mainly due to higher realized margins.
•Renewable Fuels reporting segment established; the Rodeo Renewable Energy Complex reached full processing rates of approximately 50,000 barrels per day.
•As of June 30, 2024, the company had $2.4 billion of cash and cash equivalents and $4.1 billion of committed capacity available under a credit facility.

Business Highlights and Strategic Priorities Progress

•Distributed $11.2 billion through share repurchases and dividends since July 2022 and on pace to achieve the company’s $13 billion to $15 billion target by year end.
•Achieved $1.3 billion in run-rate business transformation savings as of June 30, nearing the $1.4 billion target.
•Progressed asset dispositions with the sale of the company’s 25% non-operated interest in Rockies Express Pipeline LLC, generating cash proceeds of $685 million. Since 2022, total proceeds from asset dispositions are $1.1 billion toward the company’s previously announced target of over $3 billion.
•Advanced NGL wellhead-to-market strategy with the acquisition of Pinnacle Midstream on July 1, 2024.
•Completed conversion of Rodeo Renewable Energy Complex, expanding commercial-scale production and positioning the company as a leader in renewable fuels.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s second-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading diversified and integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

CONTACTS
Jeff Dietert (investors)	Owen Simpson (investors)	Thaddeus Herrick (media)
832-765-2297	832-765-2297	855-841-2368
jeff.dietert@p66.com	owen.simpson@p66.com	thaddeus.f.herrick@p66.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements within the meaning of the federal securities laws. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: fluctuations in NGL, crude oil, refined petroleum and renewable fuels product and natural gas prices, and refining, marketing and petrochemical margins; changes in governmental policies or laws that relate to NGL, crude oil, natural gas, refined petroleum products, or renewable fuels that regulate profits, pricing, or taxation, or other regulations that limit or restrict refining, marketing and midstream operations or restrict exports; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; our ability to timely obtain or maintain permits necessary for capital projects; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; our ability to achieve the expected benefits of the integration of DCP Midstream, LP, including the realization of synergies; the success of the company’s business transformation initiatives and the realization of savings and cost reductions from actions taken in connection therewith; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, asset dispositions or acquisitions that we may pursue; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; failure to complete construction of capital projects on time and within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings,” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings per share,” “cash from operations, excluding working capital,” and “net debt-to-capital ratio.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods and to help facilitate comparisons with other companies in our industry. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

References in the release to earnings refer to net income attributable to Phillips 66. References to run-rate business transformation savings include cost savings and other benefits that will be captured in the sales and other operating revenues; purchased crude oil and products costs; operating expenses; selling, general and administrative expenses; and equity in earnings of affiliates lines on our consolidated statement of income when realized. Run-rate savings include run-rate sustaining capital savings. Run-rate sustaining capital savings include savings that will be captured in the capital expenditures and investments on our consolidated statement of cash flows when realized.

Basis of Presentation - Effective April 1, 2024, we changed the internal financial information reviewed by our chief executive officer to evaluate performance and allocate resources to our operating segments. This included changes in the composition of our operating segments, as well as measurement changes for certain activities between our operating segments. The primary effects of this realignment included establishment of a Renewable Fuels operating segment, which includes renewable fuels activities and assets historically reported in our Refining, Marketing and Specialties (M&S), and Midstream segments; change in method of allocating results for certain Gulf Coast distillate export activities from our M&S segment to our Refining segment; reclassification of certain crude oil and international clean products trading activities between our M&S segment and our Refining segment; and change in reporting of our 16% investment in NOVONIX from our Midstream segment to Corporate and Other. Accordingly, prior period results have been recast for comparability.

Earnings
	Millions of Dollars
	2024			2023
	2Q	1Q	Jun YTD	2Q	Jun YTD
Midstream	$767	554	1,321	620	1,336
Chemicals	222	205	427	192	390
Refining	302	216	518	1,175	2,769
Marketing and Specialties	415	366	781	533	896
Renewable Fuels	(55)	(55)	(110)	68	142
Corporate and Other	(340)	(322)	(662)	(344)	(638)
Pre-Tax Income	1,311	964	2,275	2,244	4,895
Less: Income tax expense	291	203	494	510	1,084
Less: Noncontrolling interests	5	13	18	37	153
Phillips 66	$1,015	748	1,763	1,697	3,658

Adjusted Earnings
	Millions of Dollars
	2024			2023
	2Q	1Q	Jun YTD	2Q	Jun YTD
Midstream	$753	613	1,366	642	1,334
Chemicals	222	205	427	192	390
Refining	302	313	615	1,189	2,783
Marketing and Specialties	415	307	722	533	896
Renewable Fuels	(55)	(55)	(110)	68	142
Corporate and Other	(340)	(322)	(662)	(250)	(509)
Pre-Tax Income	1,297	1,061	2,358	2,374	5,036
Less: Income tax expense	278	226	504	532	1,108
Less: Noncontrolling interests	35	13	48	76	197
Phillips 66	$984	822	1,806	1,766	3,731

	Millions of Dollars
	Except as Indicated
	2024			2023
	2Q	1Q	Jun YTD	2Q	Jun YTD
Reconciliation of Consolidated Earnings to Adjusted Earnings
Consolidated Earnings	$1,015	748	1,763	1,697	3,658
Pre-tax adjustments:
Impairments[1]	224	163	387	—	—
Net (gain) loss on asset dispositions[2]	(238)	—	(238)	14	(22)
Legal settlement	—	(66)	(66)	—	—
Business transformation restructuring costs[3]	—	—	—	41	76
Loss on early redemption of DCP debt	—	—	—	53	53
DCP integration restructuring costs[4]	—	—	—	22	34
Tax impact of adjustments[5]	13	(23)	(10)	(22)	(24)
Noncontrolling interests	(30)	—	(30)	(39)	(44)
Adjusted earnings	$984	822	1,806	1,766	3,731
Earnings per share of common stock (dollars)	$2.38	1.73	4.10	3.72	7.92
Adjusted earnings per share of common stock (dollars)[6]	$2.31	1.90	4.21	3.87	8.08

Reconciliation of Segment Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
Midstream Pre-Tax Income	$767	554	1,321	620	1,336
Pre-tax adjustments:
Impairments[1]	224	59	283	—	—
Net gain on asset disposition[2]	(238)	—	(238)	—	(36)
DCP integration restructuring costs[4]	—	—	—	22	34
Adjusted pre-tax income	$753	613	1,366	642	1,334
Chemicals Pre-Tax Income	$222	205	427	192	390
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax income	$222	205	427	192	390
Refining Pre-Tax Income	$302	216	518	1,175	2,769
Pre-tax adjustments:
Impairments[1]	—	104	104	—	—
Net loss on asset disposition	—	—	—	14	14
Legal settlement	—	(7)	(7)	—	—
Adjusted pre-tax income	$302	313	615	1,189	2,783
Marketing and Specialties Pre-Tax Income	$415	366	781	533	896
Pre-tax adjustments:
Legal settlement	—	(59)	(59)	—	—
Adjusted pre-tax income	$415	307	722	533	896

Renewable Fuels Pre-Tax Loss	$(55)	(55)	(110)	68	142
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax loss	$(55)	(55)	(110)	68	142
Corporate and Other Pre-Tax Loss	$(340)	(322)	(662)	(344)	(638)
Pre-tax adjustments:
Business transformation restructuring costs[3]	—	—	—	41	76
Loss on early redemption of DCP debt	—	—	—	53	53
Adjusted pre-tax loss	$(340)	(322)	(662)	(250)	(509)

[1]Impairment, related to certain gathering and processing assets in the Midstream segment, as well as certain crude oil processing and logistics assets in California, reported in the Refining segment.
[2](Gain)/loss from asset dispositions, primarily reflect a gain from the sale of the company’s 25% interest in Rockies Express Pipeline LLC.
[3]Restructuring costs, related to Phillips 66’s multi-year business transformation efforts, are primarily due to consulting fees.
[4]Restructuring costs, related to the integration of DCP Midstream, primarily reflect severance costs, consulting fees and contract exit costs. A portion of these costs are attributable to noncontrolling interests.

5We generally tax effect taxable U.S.-based special items using a combined federal and state statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise use a local statutory income tax rate. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

6Q1 2024 and Q2 2023 are based on adjusted weighted-average diluted shares of 432,158 thousand and 456,173 thousand, respectively. Other periods are based on the same weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in the GAAP diluted earnings per share calculation.

	Millions of Dollars
	Except as Indicated
	2024
	2Q	1Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA
Net Income	$1,020	761
Plus:
Income tax expense	291	203
Net interest expense	200	186
Depreciation and amortization	497	504
Phillips 66 EBITDA	2,008	1,654
Special Item Adjustments (pre-tax):
Impairments	224	163
Net gain on asset disposition	(238)	—
Legal settlement	—	(66)
Total Special Item Adjustments (pre-tax)	(14)	97
Change in Fair Value of NOVONIX Investment	7	(5)
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$2,001	1,746
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	26	21
Proportional share of selected equity affiliates net interest	19	23
Proportional share of selected equity affiliates depreciation and amortization	195	188
Adjusted EBITDA attributable to noncontrolling interests	(58)	(35)
Phillips 66 Adjusted EBITDA	$2,183	1,943

Reconciliation of Segment Income (Loss) before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$767	554
Plus:
Depreciation and amortization	224	229
Midstream EBITDA	$991	783
Special Item Adjustments (pre-tax):
Net gain on asset disposition	(238)	—
Impairments	224	59
Midstream EBITDA, Adjusted for Special Items	$977	842
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	5	3
Proportional share of selected equity affiliates net interest	10	13
Proportional share of selected equity affiliates depreciation and amortization	37	38
Adjusted EBITDA attributable to noncontrolling interests	(58)	(35)
Midstream Adjusted EBITDA	$971	861

Chemicals Income before income taxes	$222	205
Plus:
None	—	—
Chemicals EBITDA	$222	205
Special Item Adjustments (pre-tax):
None	—	—
Chemicals EBITDA, Adjusted for Special Items	$222	205
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	15	13
Proportional share of selected equity affiliates net interest	—	1
Proportional share of selected equity affiliates depreciation and amortization	111	106
Chemicals Adjusted EBITDA	$348	325
Refining Income before income taxes	$302	216
Plus:
Depreciation and amortization	204	208
Refining EBITDA	$506	424
Special Item Adjustments (pre-tax):
Impairments	—	104
Legal settlement	—	(7)
Refining EBITDA, Adjusted for Special Items	$506	521
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	1	—
Proportional share of selected equity affiliates net interest	(2)	(1)
Proportional share of selected equity affiliates depreciation and amortization	26	25
Refining Adjusted EBITDA	$531	545
Marketing and Specialties Income before income taxes	$415	366
Plus:
Depreciation and amortization	32	36
Marketing and Specialties EBITDA	$447	402
Special Item Adjustments (pre-tax):
Legal settlement	—	(59)
Marketing and Specialties EBITDA, Adjusted for Special Items	$447	343
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	5	5
Proportional share of selected equity affiliates net interest	11	10
Proportional share of selected equity affiliates depreciation and amortization	21	19
Marketing and Specialties Adjusted EBITDA	$484	377

Renewable Fuels Loss before income taxes	$(55)	(55)
Plus:
Depreciation and amortization	12	6
Renewable Fuels EBITDA	(43)	(49)
Special Item Adjustments (pre-tax):
None	—	—
Renewable Fuels EBITDA, Adjusted for Special Items	$(43)	(49)
Corporate and Other Loss before income taxes	$(340)	(322)
Plus:
Net interest expense	200	186
Depreciation and amortization	25	25
Corporate & Other EBITDA	$(115)	(111)
Special Item Adjustments (pre-tax):
None	—	—
Total Special Item Adjustments (pre-tax)	—	—
Change in Fair Value of NOVONIX Investment	7	(5)
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(108)	(116)

Millions of Dollars
Except as Indicated
June 30, 2024
Debt-to-Capital Ratio
Total Debt	$19,960
Total Equity	30,507
Debt-to-Capital Ratio	40%
Total Cash	2,444
Net Debt-to-Capital Ratio	36%

Millions of Dollars
June 30, 2024
Reconciliation of Net Cash Used in Operating Activities to Operating Cash Flow, Excluding Working Capital
Net Cash Used in Operating Activities	$2,097
Less: Net Working Capital Changes	916
Operating Cash Flow, Excluding Working Capital	$1,181

	Millions of Dollars
	Except as Indicated
	2024
	2Q	1Q
Reconciliation of Refining Income Before Income Taxes to Realized Refining Margins
Income before income taxes	$302	216
Plus:
Taxes other than income taxes	74	121
Depreciation, amortization and impairments	203	314
Selling, general and administrative expenses	51	38
Operating expenses	884	953
Equity in earnings of affiliates	(33)	(108)
Other segment expense, net	(1)	(30)
Proportional share of refining gross margins contributed by equity affiliates	260	331
Special items:
Legal settlement	—	(7)
Realized refining margins	$1,740	1,828
Total processed inputs (thousands of barrels)	151,296	143,700
Adjusted total processed inputs (thousands of barrels)*	174,107	165,954
Income before income taxes (dollars per barrel)**	$2.00	1.50
Realized refining margins (dollars per barrel)*****	$10.01	11.01
*Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate.
**Income before income taxes divided by total processed inputs.
***Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by adjusted total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.